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                                                                  EXHIBIT 23.2.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2 (Registration No. 333-51781) of our report, which includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern, dated February 21, 1997, except as to Notes 5 through 8 for which the date is February 27, 1998, and Note 9, for which the date is March 27, 1998, on our audit of the consolidated financial statements of U.S. On-Line Cable, L.L.C. We also consent to the reference to our firm under the caption "Experts".



                                          /s/ PRICEWATERHOUSECOOPERS LLP



                                          PRICEWATERHOUSECOOPERS LLP



Austin, Texas


July 23, 1998